 Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-191307 on Form N-2 of our report dated March 15, 2016 (July 21, 2016 as to the effects of the retrospective adoption of ASU 2015-03 as of December 31, 2015 described in Note 9 to the 2015 consolidated financial statements), relating to the consolidated financial statements and our report dated March 15, 2016 relating to the effectiveness of internal control over financial reporting of GSV Capital Corp. appearing in the Prospectus, which is part of such Registration Statement.

We also consent to use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-191307 on Form N-2 of our report dated February 24, 2017, relating to the financial information set forth under the heading “Senior Securities” in such Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings “Selected Financial and Other Data,” “Independent Registered Public Accounting Firms,” “Change in Independent Registered Public Accounting Firm,” and the “Senior Securities table” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

February 24, 2017